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Pricing Supplement dated November 30, 1998                       Rule 424(b)(2)
(To Prospectus dated October 21, 1998 and                    File No. 333-64665
Prospectus Supplement dated November 13, 1998)


                               PENTEGRA DENTAL GROUP, INC.

                        Convertible Subordinated Notes, Series A

                -----------------------------------------------------------

                                       EXITO TRUST


Principal Amount: $554,000.00           Interest Rate: 6% per annum
Issue Price:                            Maturity Date: November 1, 2003
  /X/ 100% of Principal Amount          Original Issue Date: November 25, 1998
  / /   % of Principal Amount           Principal Payment Date(s): One-half on
                                        November 1, 2002 and one-half on
                                        November 1, 2003
Convertibility Commencement Date:       Initial Conversion Price: $7.00
  November 1, 1999
Convertibility Termination Date:
  November 1, 2003

Optional Redemption Prices if redeemed during the 12-month period beginning November 1 in the years indicated, expressed as a percentage of the principal amount:

                          Year          Redemption Price
                          ----          ----------------
                        1999.......          100%
                        2000.......          100%
                        2001.......          100%
                        2002.......          100%

                              End of Supplement